UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2011
Date of Report (Date of earliest event reported)

YATERRA VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-53556	75-3249571
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

240 Martin Street, #3
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 510-8998
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 29, 2011, Jarrett Bousquet resigned as the President, Secretary and Treasurer and as a Director of the Yaterra Ventures Corp. (the “Company”). Mr. Bousquet resigned for personal reasons. There were no disagreements between Mr. Bousquet and the Company regarding any matter relating to the Company’s operations, policies or practices.

On August 29, 2011, the Company appointed its Vice President of Finance, David K. Ryan as a Director and as President, Secretary and Treasurer.

Mr. Ryan was appointed Vice President of Finance of the Company on April 4, 2007. From 1989 to 1995, Mr. Ryan was an account executive at Georgia Pacific Securities in Vancouver. From 1995 to present, Mr. Ryan has worked as an independent investor relations consultant and has participated in raising venture capital through private placements. Mr. Ryan is a former director or officer of DRC Resources and Universal Domains Incorporated. Mr. Ryan completed the Canadian Securities Course in 1988. From 2005 to October 2009, Mr. Ryan served as an executive officer and director of Cignus Ventures Inc., a company quoted on the OTC Bulletin Board and engaged in the acquisition and exploration of mineral properties at the time Mr. Ryan was a director and officer.

Mr. Ryan will remain on the Company’s audit committee.

Pursuant to a verbal agreement, Mr. Ryan will receive $2,500 per month for his services as an Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YATERRA VENTURES CORP.

Date: September 2, 2011
	By:	/s/ David K. Ryan

DAVID K. RYAN
President, Secretary, Treasurer and Vice President,
Finance